SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 19, 2004

Date of Report (date of earliest event reported)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as specified in charter)

Delaware

001-15925

13-3893191

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 Franklin Road, Suite 400

Brentwood, Tennessee 37027
(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 373-9600

ITEM 5. Other Events And Required FD Disclosure.

On April 19, 2004, Community Health Systems, Inc., (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, CHS/Community Health Systems, Inc., the underwriters named in Schedule A thereto (“the “Underwriters”) and the selling stockholders named in Schedule B thereto (the “Selling Stockholders”).  Pursuant to the Underwriting Agreement, the Selling Stockholders have agreed to sell 23,400,870 shares of common stock at a public offering price of $24.50 per share.  The selling shareholders also have granted the underwriters a 30-day option to purchase, at the public offering price, less the underwriting discount, up to an additional 3,510,130 shares of common stock to cover any over-allotments.  The Company will not receive any proceeds from any sale of shares by the selling shareholders.  Closing is expected to occur on or about April 23, 2004.  The Underwriting Agreement dated April 19, 2004 is attached as Exhibit 1.1 to this Form 8-K.

The common stock has been offered pursuant to a prospectus supplement and the accompanying base prospectus previously filed with the SEC pursuant to Rule 424(b)(3) of the Securities Act in connection with a shelf takedown from the Company’s shelf Registration Statement on Form S-3, as amended (Reg. No. 333-112084) and the Registration Statement on Form S-3 filed pursuant to Rule 462(b) of the Securities Act (Reg. No. 333-114418).

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

1.1                                 Underwriting Agreement dated April 19, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 22, 2004	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board,
President and Chief Executive Officer
(principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director
(principal financial officer)

	By:	/s/ T. Mark Buford
T. Mark Buford
Vice President and Corporate Controller
(principal accounting officer)

Index to Exhibits Filed with the Current Report on Form 8-K Dated April 20, 2004

Exhibit Number	Description

1.1	Underwriting Agreement dated April 19, 2004